UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2014

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Seventeenth Street, Suite 1000

Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 635-4500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 3, 2014, The WhiteWave Foods Company filed a Current Report on Form 8-K to report that WhiteWave had (i) completed its previously-disclosed acquisition of all of the business of Earthbound Farm from Earthbound’s existing stockholders, (ii) established a new incremental seven-year term loan A-3 facility in an aggregate principal amount of $500.0 million, and (iii) entered into an amendment to its Credit Agreement dated October 12, 2012 in order to, among other things, reset the feature that permits the company to obtain additional commitments not to exceed an aggregate principal amount of $500.0 million. This Amendment No. 1 is being filed solely to add Exhibits 2.1, 10.1 and 10.2, which pertain to the matters described in (i)-(iii) of the immediately preceding sentence.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 – Agreement and Plan of Merger dated December 8, 2013 for the acquisition of Earthbound Farm

Exhibit 10.1 – Second Amendment to Credit Agreement dated as of January 2, 2014

Exhibit 10.2 – Incremental Term Loan Agreement dated as of January 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014	THE WHITEWAVE FOODS COMPANY

	By:	/s/ Roger E. Theodoredis
Roger E. Theodoredis
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 8, 2013 for the acquisition of Earthbound Farm

10.1	Second Amendment to Credit Agreement dated as of January 2, 2014

10.2	Incremental Term Loan Agreement dated as of January 2, 2014